Exhibit 99.1

ONE MADISON CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE EXTRAORDINARY GENERAL MEETING IN LIEU OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON        , 2019

CLASS A PROXY CARD

The undersigned hereby appoints             ,           and          (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote at the extraordinary general meeting in lieu of annual general meeting (the “general meeting”) of One Madison Corporation (“One Madison”), to be held on       , 2019, at         local time, at        , and at any adjournments thereof. Such shares shall be voted as indicated with respect to the proposals listed and in the Proxies’ discretion on such other matters as may properly come before the general meeting or any adjournment thereof.

The undersigned acknowledges receipt of the enclosed proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ONE OR MORE OF THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH SUCH PROPOSAL.

The closing of the business combination is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal at the general meeting. The Domestication Proposal, the Organizational Documents Proposals, the Director Election Proposal and the Incentive Plan Proposal are conditioned on the approval of the Business Combination Proposal and the NYSE Proposal. The Organizational Documents Proposals are also conditioned on the approval of the Domestication Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy card.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY

(Continued and to be marked, dated and signed below)

Important Notice Regarding the Availability of Proxy Materials for the General Meeting:

The Notice and Proxy Statement/Prospectus are available at

www.         ..com

SEE REVERSE SIDE

Please mark vote as indicated in this example	☒

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The Board of Directors recommends a vote “FOR” each proposal

1) The Business Combination Proposal. To approve by ordinary resolution the transactions contemplated by the Stock Purchase Agreement, dated as of December 12, 2018, as amended, by and among One Madison, Rack Holdings L.P., a Delaware limited partnership (“Seller”), and Rack Holdings Inc., a Delaware corporation (“Rack Holdings”), the owner of all of the issued and outstanding equity interests of Ranpak Corporation, pursuant to which One Madison will acquire all of the issued and outstanding equity interests of Rack Holdings from Seller, on the terms and subject to the conditions set forth therein (the “business combination”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

2) The NYSE Proposal. To approve, for purposes of complying with applicable listing rules of The New York Stock Exchange, the issuance by One Madison of Class A ordinary shares, par value $0.0001 per share, and Class C ordinary shares, par value $0.0001 per share, to certain accredited investors, including certain directors, officers and substantial security holders of One Madison, in each case in a private placement, the proceeds of which will be used to finance the business combination and related transactions and the costs and expenses incurred in connection therewith with any balance used for working capital purposes.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3) The Domestication Proposal. To approve by special resolution the change of One Madison’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and domesticating and continuing as a corporation incorporated under the laws of the State of Delaware (the “domestication”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

The Organizational Documents Proposals. To approve by special resolution the following material differences between the current amended and restated memorandum and articles of association of One Madison (the “existing organizational documents”) and the proposed new certificate of incorporation and bylaws (together with the proposed new certificate of incorporation, the “proposed organizational documents”) of One Madison Delaware, the post-domestication company:

4) to approve (i) the change of our name from “One Madison Corporation” to “ ”, (ii) adopting Delaware as the exclusive forum for certain stockholder litigation, (iii) upon the closing of the business combination (the “closing”), making One Madison’s corporate existence perpetual and (iv) upon the closing, providing for the ineffectiveness of certain provisions in our existing organizational documents relating to our status as a blank check company that will no longer be applicable to us following the closing;	FOR ☐	AGAINST ☐	ABSTAIN ☐

5) to approve provisions providing that One Madison’s board of directors will be divided into three classes following the business combination, with each class generally serving for a term of three years and with only one class of directors being elected in each year;	FOR ☐	AGAINST ☐	ABSTAIN ☐

6) to approve provisions providing that the directors of One Madison may only be removed for cause;	FOR ☐	AGAINST ☐	ABSTAIN ☐

7) to approve advance notice procedures with regard to the nomination by shareholders of candidates for election as directors;	FOR ☐	AGAINST ☐	ABSTAIN ☐

8) to approve provisions removing the ability of shareholders to call a special meeting of shareholders;	FOR ☐	AGAINST ☐	ABSTAIN ☐

9) to approve provisions removing the ability of shareholders to act by written consent in lieu of a meeting;	FOR ☐	AGAINST ☐	ABSTAIN ☐

10) to approve the amendment and restatement of the existing organizational documents by the deletion of the existing organizational documents in their entirety and the substitution of the proposed organizational documents in their place to (among other matters) reflect the changes effected by Organizational Documents Proposals A through F.	FOR ☐	AGAINST ☐	ABSTAIN ☐

11) The Incentive Plan Proposal. To approve by ordinary resolution the One Madison Corporation 2019 Omnibus Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

12) The Adjournment Proposal. To approve by ordinary resolution the adjournment of the general meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal or the NYSE Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date:	, 2019

Signature
Signature (if held jointly)

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted “FOR” each director nominee and proposal presented to shareholders. If any other matters properly come before the general meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.